Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Class A Common Stock, $0.001 par value, of Green Dot Corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

STEEL PARTNERS HOLDINGS L.P.

By:	/s/ Maria Reda
Maria Reda, Secretary of Steel Partners Holdings GP Inc., its General Partner
Date:	03/07/2025

Steel Partners Holdings GP Inc.

By:	/s/ Maria Reda
Maria Reda, Secretary
Date:	03/07/2025

SPH Group LLC

By:	/s/ Maria Reda
Maria Reda, Secretary of Steel Partners Holdings GP Inc., its Managing Member
Date:	03/07/2025

SPH Group Holdings LLC

By:	/s/ Maria Reda
Maria Reda, Secretary of Steel Partners Holdings GP Inc., its Manager
Date:	03/07/2025

Steel Excel Inc.

By:	/s/ Maria Reda
Maria Reda, Secretary
Date:	03/07/2025

Steel Connect LLC

By:	/s/ Maria Reda
Maria Reda, Secretary
Date:	03/07/2025

STEEL CONNECT SUB LLC

By:	/s/ Maria Reda
Maria Reda, Secretary
Date:	03/07/2025